                                                                    Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF NOVEMBER 30, 1999

AGGREGATE RECEIVABLES                NUMBER OF         PERCENT OF                 AGGREGATE        PERCENT OF
BALANCE                                  ACCTS          NUMBER OF                RECEIVABLE         AGGREGATE
                                                            ACCTS                   BALANCE        RECEIVABLE
                                                                                                      BALANCE
 1.     5,000 or less                   21,326             66.34%            $36,299,767.57             6.74%

 2.     5,000 -    10,000                4,198             13.06%            $29,875,112.08             5.54%

 3.    10,000 -    25,000                3,649             11.35%            $57,236,763.55            10.62%

 4.    25,000 -    50,000                1,425              4.43%            $49,474,766.34             9.18%

 5.    50,000 -    75,000                  526              1.64%            $31,725,474.73             5.89%

 6.    75,000 -   100,000                  252              0.78%            $21,811,056.12             4.05%

 7.   100,000 -   250,000                  465              1.45%            $71,781,126.05            13.32%

 8.   250,000 -   500,000                  177              0.55%            $61,242,314.10            11.37%

 9.   500,000 - 1,000,000                   76              0.24%            $52,200,988.09             9.69%

10. 1,000,000 - 5,000,000                   48              0.15%            $91,139,682.10            16.91%

11.      Over   5,000,000                    6              0.02%            $36,034,281.60             6.69%

Total:                                  32,148                              $538,821,332.33 (1)

(1)  Includes $4,154,583.17 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                  IDENTIFIED PORTFOLIO AS OF NOVEMBER 30, 1999


REMAINING                              NUMBER OF            PERCENT OF                      AGGREGATE            PERCENT OF
INSTALLMENT TERM                           ACCTS             NUMBER OF                    RECEIVABLES             AGGREGATE
                                                                 ACCTS                        BALANCE           RECEIVABLES
                                                                                                                    BALANCE
03 Months or Less                         13,372                41.60%                 $77,401,692.15                14.37%


04 to 06 Months                           10,890                33.87%                $154,871,170.52                28.74%


07 to 09 Months                            7,455                23.19%                $178,733,543.66                33.17%


10 to 12 Months                              220                 0.68%                 $55,576,416.65                10.31%


13 to 18 Months                              100                 0.31%                 $25,676,941.28                 4.77%


More than 18 Months                          111                 0.35%                 $46,561,568.07                 8.64%


Total:                                    32,148                                      $538,821,332.33 (1)


(1)  Includes $4,154,583.17 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF NOVEMBER 30, 1999

   STATES                          AGGREGATE RECEIVABLES           PERCENTAGE OF AGGREGATE
                                                 BALANCE               RECEIVABLES BALANCE
   CALIFORNIA                            $113,505,033.78                            21.07%
   TEXAS                                  $76,383,771.12                            14.18%
   NEW YORK                               $42,954,575.68                             7.97%
   FLORIDA                                $28,516,700.20                             5.29%
   PENNSYLVANIA                           $24,168,045.34                             4.49%
   NEW JERSEY                             $17,491,689.66                             3.25%
   OHIO                                   $17,615,881.31                             3.27%
   LOUISIANA                              $14,907,322.56                             2.77%
   WASHINGTON                             $13,197,804.48                             2.45%
   MICHIGAN                               $15,639,149.81                             2.90%
   MASSACHUSETTS                          $13,023,770.91                             2.42%
   ILLINOIS                               $20,298,468.67                             3.77%
   VIRGINIA                                $9,872,761.76                             1.83%
   UTAH                                    $8,999,454.49                             1.67%
   GEORGIA                                $10,591,265.95                             1.97%
   COLORADO                                $9,466,771.99                             1.76%
   MISSOURI                                $9,271,303.03                             1.72%
   TENNESSEE                               $7,519,470.00                             1.40%
   KENTUCKY                                $6,045,120.10                             1.12%
   OREGON                                  $5,992,997.20                             1.11%
   NORTH CAROLINA                         $10,089,501.49                             1.87%
   CONNECTICUT                             $5,134,302.17                             0.95%
   MISSISSIPPI                             $5,052,833.00                             0.94%
   ALASKA                                  $5,168,701.19                             0.96%
   IDAHO                                   $4,260,722.77                             0.79%
   WEST VIRGINIA                           $4,152,186.98                             0.77%
   ARIZONA                                 $4,166,176.45                             0.77%
   MARYLAND                                $3,770,463.70                             0.70%
   INDIANA                                 $2,949,583.17                             0.55%
   OKLAHOMA                                $3,686,703.25                             0.68%
   ALABAMA                                 $3,374,913.58                             0.63%
   SOUTH CAROLINA                          $3,731,810.44                             0.69%
   WISCONSIN                               $3,258,300.51                             0.60%
   NEVADA                                  $2,667,780.08                             0.50%
   MINNESOTA                               $2,647,877.91                             0.49%
   HAWAII                                  $2,590,317.50                             0.48%
   ARKANSAS                                $2,361,494.12                             0.44%
   NEW HAMPSHIRE                           $1,135,954.91                             0.21%
   MAINE                                     $751,409.80                             0.14%
   NEBRASKA                                  $631,898.64                             0.12%
   MONTANA                                   $579,673.60                             0.11%
   IOWA                                      $618,159.03                             0.11%
   WYOMING                                   $170,425.83                             0.03%
   SOUTH DAKOTA                              $195,360.67                             0.04%
   RHODE ISLAND                              $154,911.58                             0.03%
   BRITISH COLUMBIA                           $49,868.45                             0.01%
   NEW MEXICO                                  $8,650.71                             0.00%
   KANSAS                                         $(7.24)                            0.00%


   Total:                               $538,821,332.33 (1)                        100.00%


(1)  Includes $4,154,583.17 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                 ELEVEN MONTHS                             TWELVE MONTHS
                                                               ENDED NOVEMBER 30,                        ENDED DECEMBER 31,
                                                            1999               1998                     1998            1997
                                                            ----               ----                     ----            ----
Average Month Principal Balance (2)                       $528,096           $536,568                 $536,913        $562,229
Gross Charge Offs                                            2,480              2,618                    3,010           1,002
Recoveries                                                   1,071                771                      804             102
Net Charge Offs                                              1,409              1,847                    2,206             900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                   0.29% (3)          0.38% (3)                0.41%           0.16%



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                              AT NOVEMBER 30,                     AT DECEMBER 31,
                                                         1999               1998             1998                1997
                                                         ----               ----             ----                ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                      0.76%              0.82%            1.25%               1.17%
         90-270 days                                     0.61%              1.02%            0.91%               0.93%
         Over 270 days (1)                               0.00%              0.00%            0.00%               0.00%
                                                         ----               ----             ----                ----
             Total                                       1.37%              1.84%            2.16%               2.10%
                                                         ====               ====             ====                ====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                          ELEVEN MONTHS                      TWELVE MONTHS
                                                       ENDED NOVEMBER 30,                  ENDED DECEMBER 31,
                                                     1999             1998               1998             1997
                                                     ----             ----               ----             ----
Average Month Principal Balance (1)                $528,096         $536,568           $536,913        $562,229
Interest & Fee Income                                49,588           55,934             60,676          63,462

Average Revenue Yield on Outstanding                  10.24% (2)       11.37% (2)         11.30%          11.29%
   Principal Balance Receivables


(1)  Based on the average beginning of the month balances.

(2)  Calculated on an annualized basis.